Exhibit 10.1
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                                 LEASE AGREEMENT


THIS AGREEMENT made the 27th day of June, 2002.

BETWEEN:     Retail Highway.com, Inc., (hereinafter referred to as "the Tenant"

AND: Mr. and Mrs. H. Jaffer (hereinafter referred to as "the Landlord") whose Address is 149 Gainsborough Rd. Toronto, ON M4L 3C3.

         1. The rental premise is a unit in a fourplex, located at Suite 2, 149 Gainsborough Road, Toronto, Ontario, M4L 3C3.

         2. The term of this Agreement shall be a fixed term tenancy, which shall begin on July 1, 2002, and end on June 30, 2003.

         3. The rental shall be $1250.00 per month. The first month's rent shall be payable on July 1, 2002. The Tenant agrees to deposit with the Landlord at the time of execution hereof, the sum of $1250.00 to be applied as prepaid rent toward the last month's rent for the term of the agreement, and the landlord agrees to pay interest annually on such prepaid rent at the rate of 6% per annum.

         4. Schedule "A", of one page, attached hereto forms part of the Lease Agreement.

         5. There will be a maximum of two persons occupying the rental premises.

         6. Except for casual guests, no other persons shall occupy the premises without the written consent of the Landlord.

         7.   (i) The Tenant agrees to pay for the following utilities:
                  a)  Electricity
                  b)  30% of the total building heating costs
                  c)  Cable Television
                  The Landlord shall pay water costs.
              (ii) The Landlord will supply and maintain in working order the refrigerator and stove. The Tenant shall be responsible for the hot water heater in the premises.

The Tenant, having inspected the premises agrees that the apartment and appliances provided are in clean condition and agrees to leave both in the same clean condition at the tenant's own expenses. The tenant agrees to take out its own garbage on Monday evening for Tuesday pickup.


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


THIS DOCUMENT is intended to be a complete record of the rental agreement. Both parties are to have a complete copy of this agreement. All promises and agreements must be included herein in writing and agreed to by both parties or they are not enforceable.


  s/S. Jaffer  s/R. Jaffer                   RetailHighway.com, Inc.
----------------------------                 -----------------------------------
Landlord or Landlord's Agent

                                             By: s/Michael L. Levine
                                                --------------------------------
                                                       Tenant(s)

   June 27/02                                  June 27/02
----------------------------                 -----------------------------------
            Date                                            Date


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